Federal Home Loan Bank of Des Moines
announcement

November 8, 2018

FHLB Des Moines Releases 2018 Director Election Results

On November 7, 2018, the Board of Directors reviewed the results of the 2018 Member and Independent Director Election. Federal Home Loan Bank of Des Moines is pleased to announce the director terms commencing January 1, 2019.

Member Director Election Results

Idaho - 1 seat available (No Election)

David P. Bobbitt, Chairman and CEO	Elected – 4 year term
Community 1st Bank	01/01/19 – 12/31/22
Post Falls, Idaho

North Dakota - 1 seat available (No Election)

Karl A. Bollingberg, Senior Vice President and Director of Lending	Elected – 4 year term
Alerus Financial, National Association	01/01/19 – 12/31/22
Grand Forks, North Dakota

Wyoming - 1 seat available (No Election)

David J. Ferries, Vice President	Elected – 4 year term
First Federal Bank & Trust	01/01/19 – 12/31/22
Sheridan, Wyoming

Independent Director Election Results

District-wide - 2 seats available

Independent Director - 2 seats available

Number of institutions eligible to vote:	1,404
Number of institutions who voted:	415
Total eligible votes per candidate:	13,202,350

Total Votes	Michelle M. Keeley	Elected – 4 year term
4,306,860	Edina, MN	01/01/19 – 12/31/22
32.62%

Total Votes	Elsie M. Meeks	Elected – 4 year term
4,023,308	Interior, SD	01/01/19 – 12/31/22
30.47%